Exhibit 99.1
FOR IMMEDIATE RELEASE
Plexus Reports Second Fiscal Quarter Revenue of $491 Million and EPS of $0.51
Initiates Q3 Revenue Guidance of $520 - $545 Million
NEENAH, WI, April 20, 2010 — Plexus Corp. (Nasdaq: PLXS) today announced:
Q2 Fiscal 2010 Results (quarter ended April 3, 2010):
•	Revenue: $491 million, relative to guidance of $470 to $495 million.

•	Diluted EPS: $0.51, including $0.07 per share of stock-based compensation expense, relative to guidance of $0.44 to $0.52.
Q3 Fiscal 2010 Guidance:
•	Revenue: $520 to $545 million.

•	Diluted EPS: $0.54 to $0.60, excluding any restructuring charges and including approximately $0.06 per share of stock-based compensation expense.
Dean Foate, President and CEO, commented, “Our second quarter results were exceptional, as expected, with revenue growing 14% over the prior quarter to $491 million, a new record level for the Company. We experienced sequential revenue growth in each of our market sectors. Earnings leverage was strong with EPS of $0.51, up 16% over the prior quarter while including an additional $0.03 of stock-based compensation expense. With better working capital management, return on invested capital (ROIC) improved to 18.7%, moving this metric closer to our 20% target.”
Mr. Foate continued, “Our pace of new business wins continued at a strong level. During the second fiscal quarter we won 18 new manufacturing programs that we currently anticipate will generate approximately $137 million in annualized revenue when fully ramped into production over the coming quarters. Our engineering services business continued to build a healthy backlog, winning approximately $16 million of new programs during the second fiscal quarter. All new business is subject to risks around the timing and ultimate realization of the anticipated revenues.”
Ginger Jones, Vice President and CFO, commented, “Gross and operating margins were 10.3% and 4.8%, respectively, for the second fiscal quarter, in-line with our expectations when we set guidance for the quarter. Management of working capital again improved, with second fiscal quarter cash cycle days of 66, down three days from the first fiscal quarter. This is a good result on the cash cycle considering the strong revenue growth this quarter, anticipated growth in the second half of the fiscal year and the challenges of a constrained supply-chain environment.”
Mr. Foate added, “Our current expectation is that our third fiscal quarter will be another strong quarter. We believe that continued, healthy end-market conditions, in combination with new business wins that ramp during the quarter should result in strong revenue growth and earnings leverage. Therefore, we are establishing third fiscal quarter revenue guidance of $520 to $545 million with diluted EPS of $0.54 to $0.60, excluding any restructuring charges and including approximately $0.06 per share of stock-based compensation expense. We currently anticipate sequential revenue growth to continue in our fourth fiscal quarter, suggesting full fiscal year organic revenue growth could exceed 20%.”

Mr. Foate concluded, “I believe that our robust recovery in fiscal 2010, both in organic revenue growth and financial results, helps demonstrate that our industry leadership in delivering product realization services to customers with mid-to-low volume, higher complexity requirements, comprises a unique value proposition that helps create competitive advantage for our customers. We believe that our strategy affords Plexus continuing longer-term organic growth opportunities. In anticipation of that growth, we expect to make further investments in our global manufacturing footprint, with additional capacity available later in fiscal 2011. Our first preference for capacity expansion is to leverage our strong regional operations teams, and make investments in close proximity to our current locations. Longer-term, to appropriately manage business concentration risk and to provide customers with services in additional global markets, we will consider investments in other countries of interest. Finally, we remain committed to our product realization services strategy in continental Europe. We continue to explore alternatives to extend our engineering services capabilities to this important marketplace.”
Plexus provides non-GAAP supplemental information. Non-GAAP income statements exclude transactions such as restructuring costs that are not expected to have an effect on future operations. Non-GAAP financial data is provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP financial measures, including return on invested capital (“ROIC”), are used for internal management assessments because such measures provide additional insight into ongoing financial performance. In particular, we provide ROIC because we believe it offers insight into the metrics that are driving management decisions as well as management’s performance under the tests that it sets for itself. Please refer to the attached reconciliations of non-GAAP supplemental data.
MARKET SECTOR BREAKOUT
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s focus on their global business and market development sector strategy.

Market Sector	Q2 F10		Q1 F10
Wireline/Networking	$210 M	43%	$202 M	47%
Wireless Infrastructure	$70 M	14%	$49 M	11%
Medical	$93 M	19%	$79 M	18%
Industrial/Commercial	$81 M	17%	$64 M	15%
Defense/Security/Aerospace	$37 M	7%	$36 M	9%

Total Revenue	$491 M		$430 M

FISCAL Q2 SUPPLEMENTAL INFORMATION
•	ROIC for the fiscal second quarter was 18.7%. The Company defines second quarter ROIC as tax-effected annualized operating income divided by average invested capital over a rolling three-quarter period. Invested capital is defined as equity plus debt, less cash and cash equivalents and short-term investments. In periods where restructuring or non-cash goodwill impairment charges were incurred, such as the second fiscal quarter of 2009, we compute adjusted ROIC excluding these costs to better compare ongoing operations.
•	Cash flow provided by operations was approximately $15 million for the quarter. Capital expenditures for the quarter were $19 million. Free cash flow was negative during the quarter, at approximately $4 million. The Company defines free cash flow as cash flow provided by (or used in) operations less capital expenditures.
•	Top 10 customers comprised 57% of revenue during the quarter, down 5 percentage points from the previous quarter.

•	Juniper Networks, Inc., with 15% of revenue, was the only customer representing 10% or more of revenue for the quarter.
•	Cash Conversion Cycle:

Cash Conversion Cycle	Q2 F10	Q1 F10
Days in Accounts Receivable	45 Days	50 Days
Days in Inventory	89 Days	88 Days
Days in Accounts Payable	(68) Days	(69) Days
Annualized Cash Cycle	66 Days	69 Days
Conference Call/Webcast and Replay Information:

What:	Plexus Corp.’s Fiscal Q2 Earnings Conference Call

When:	Wednesday, April 21st at 8:30 a.m. Eastern Time

Where:	(877) 312-9395 or (408) 774-4005 with conference ID: 62458285 http://tinyurl.com/yg67x49 (requires Windows Media Player)

Replay:	The call will be archived until April 28, 2010 at midnight Eastern Time http://tinyurl.com/yg67x49 or via telephone replay at (800) 642-1687 or (706) 645-9291 with conference ID: 62458285
For further information, please contact:
Ginger Jones, VP and Chief Financial Officer
920-751-5487 or ginger.jones@plexus.com
About Plexus Corp. — The Product Realization Company
Plexus (www.plexus.com) is an award-winning participant in the Electronic Manufacturing Services (EMS) industry, providing product design, supply chain and materials management, manufacturing, test, fulfillment and aftermarket solutions to branded product companies in the Wireline/Networking, Wireless Infrastructure, Medical, Industrial/Commercial and Defense/Security/Aerospace market sectors.
The Company’s unique Focused Factory manufacturing model and global supply chain solutions are strategically enhanced by value-added product design and engineering services. Plexus specializes in mid- to low-volume, higher-mix customer programs that require flexibility, scalability, technology and quality.
Plexus provides award-winning customer service to more than 100 branded product companies in North America, Europe and the Asia Pacific region.
Safe Harbor and Fair Disclosure Statement
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including “believe,” “expect,” “intend,” “plan,” “anticipate,” “goal,” “target” and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the economic performance of the industries, sectors and customers we serve; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the poor visibility of future orders, particularly in view of current economic conditions; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risk that our revenue and/or profits associated with customers who have been recently acquired by third parties will be negatively affected; the risks relative to new customers, including our arrangements with The Coca-Cola Company, which risks include customer delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreement, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; our ability to manage successfully a complex business model; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; the risks associated with excess and obsolete inventory, particularly if the current constrained supply environment causes customers to increase forecasts and orders to secure raw material supply or results in our inability to secure all raw materials required to complete product assemblies; the weakness of the global economy and the continuing instability of the global financial markets and banking system, including the potential inability on our part or that of our customers or suppliers to access cash investments and credit facilities; raw material cost fluctuations and the adequate availability of components and related parts for production, particularly due to sudden increases in customer demand; the effect of changes in the pricing and margins of products; the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by customers, resulting in an inventory write-off; the effect of start-up costs of new programs and facilities, including our recent and planned expansions, such as our new facilities in Hangzhou, China and Oradea, Romania; the adequacy of restructuring and similar charges as compared to actual expenses; the risk of unanticipated costs, unpaid duties and penalties related to an ongoing audit of our import compliance by U.S. Customs and Border Protection; possible unexpected costs and operating disruption in transitioning programs; the potential effect of world or local events or other events outside our control (such as drug cartel-related violence in Mexico, changes in oil prices, terrorism and war in the Middle East); the impact of increased competition; and other risks detailed in the Company’s Securities and Exchange Commission filings (particularly in Part I, Item 1A of our annual report on Form 10-K for the fiscal year ended October 3, 2009).
(financial tables follow)

PLEXUS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

Net sales	$490,978	$388,895	$921,377	$845,004
Cost of sales	440,507	353,097	826,365	762,656

Gross profit	50,471	35,798	95,012	82,348

Operating expenses:
Selling and administrative expenses	27,083	22,344	51,402	47,613
Goodwill impairment costs	—	5,748	—	5,748
Restructuring costs	—	2,273	—	2,823

	27,083	30,365	51,402	56,184

Operating income	23,388	5,433	43,610	26,164

Other income (expense):
Interest expense	(2,418)	(2,733)	(4,977)	(5,663)
Interest income	367	472	823	1,403
Miscellaneous (expense) income	(16)	144	(111)	342

Income before income taxes	21,321	3,316	39,345	22,246

Income tax expense (benefit)	607	(1,712)	787	180

Net income	$20,714	$5,028	$38,558	$22,066

Earnings per share:
Basic	$0.52	$0.13	$0.97	$0.56

Diluted	$0.51	$0.13	$0.95	$0.56

Weighted average shares outstanding:
Basic	39,885	39,366	39,736	39,351

Diluted	40,761	39,463	40,529	39,464

PLEXUS CORP.
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)
Statements of Operations

	Three Months Ended		Six Months Ended
	April 3,	April 4,	April 3,	April 4,
	2010	2009	2010	2009

Net income — GAAP	$20,714	$5,028	$38,558	$22,066

Add: Income tax expense (benefit)	607	(1,712)	787	180

Income before income taxes — GAAP	21,321	3,316	39,345	22,246

Add: Goodwill impairment costs	—	5,748	—	5,748
Restructuring costs*	—	2,273	—	2,823

Income before income taxes and excluding restructuring and impairment costs — Non-GAAP	21,321	11,337	39,345	30,817

Income tax expense — Non-GAAP**	607	468	787	2,415

Net income — Non-GAAP	$20,714	$10,869	$38,558	$28,402

Earnings per share — Non-GAAP:
Basic	$0.52	$0.28	$0.97	$0.72

Diluted	$0.51	$0.28	$0.95	$0.72

Weighted average shares outstanding:
Basic	39,885	39,366	39,736	39,351

Diluted	40,761	39,463	40,529	39,464

*	Summary of restructuring costs:

Restructuring costs:
Severance costs	$—	$1,398	$—	$1,948
Other exit costs	—	875	—	875

Total restructuring costs	$—	$2,273	$—	$2,823

**	GAAP to Non-GAAP Income Tax Disclosure:

GAAP income tax expense (benefit)	$607	$(1,712)	$787	$180
Finalization of federal, state audits and change in state laws	—	1,377	—	1,377
Goodwill impairment costs	—	184	—	184
Severance costs	—	414	—	469
Other exit costs	—	205	—	205

Non-GAAP income tax expense	$607	$468	$787	$2,415

PLEXUS CORP.
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)
ROIC Calculation

	Six Months
	Ended
	April 3, 2010
Operating income		$43,610
Add: Unusual (restructuring and impairment) charges		—

Operating income (excluding unusual charges)		43,610
	x	2

Annualized operating income		87,220
Tax rate (excluding unusual charges)	x	2%

Tax impact	-	1,744

Operating income (tax effected)		$85,476

Average capital employed		$458,134

ROIC		18.7%

				Average
				Capital
	April 3, 2010	January 2, 2010	October 3, 2009	Employed
Equity	$585,954	$549,618	$527,446
Plus:
Debt — current	17,655	21,626	16,907
Debt — non-current	121,692	125,908	133,936
Less:
Cash and cash equivalents	(234,028)	(233,931)	(258,382)

	$491,273	$463,221	$419,907	$458,134

PLEXUS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 3,	October 3,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$234,028	$258,382
Accounts receivable	242,317	193,222
Inventories	430,851	322,352
Deferred income taxes	16,515	15,057
Prepaid expenses and other	11,896	9,421

Total current assets	935,607	798,434

Property, plant and equipment, net	215,955	197,469
Deferred income taxes	11,694	10,305
Other	16,927	16,464

Total assets	$1,180,183	$1,022,672

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,655	$16,907
Accounts payable	331,389	233,061
Customer deposits	28,277	28,180
Accrued liabilities:
Salaries and wages	35,892	28,169
Other	37,799	33,004

Total current liabilities	451,012	339,321

Long-term debt and capital lease obligations, net of current portion	121,692	133,936
Other liabilities	21,525	21,969

Total non-current liabilities	143,217	155,905

Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized, 47,573 and 46,994 shares issued, respectively, and 40,127 and 39,548 shares outstanding, respectively	476	470
Additional paid-in-capital	385,555	366,371
Common stock held in treasury, at cost, 7,446 shares for both periods	(200,110)	(200,110)
Retained earnings	394,593	356,035
Accumulated other comprehensive income	5,440	4,680

Total shareholders’ equity	585,954	527,446

Total liabilities and shareholders’ equity	$1,180,183	$1,022,672

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